Exhibit 99.1

Ra Medical Systems Reports 2020 Third Quarter Financial Results

Conference call begins at 4:30 p.m. Eastern time today

CARLSBAD, Calif. (November 12, 2020) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, reports financial results for the three and nine months ended September 30, 2020 and provides a business update.

Recent Operational Highlights

•	Twelve subjects enrolled in the Company’s atherectomy pivotal clinical trial, for a total of 13 subjects enrolled to date
•	Positive test results support the path to extend the shelf life of future DABRA catheters
•	Next-generation DABRA catheter projects are advancing on or ahead of schedule with prototypes available for in vitro testing
•	The quality improvement program initiated in late 2019 is substantially complete

“I’m encouraged by the progress we’ve made during the third quarter and in recent weeks, in particular with patient enrollment in our atherectomy pivotal trial and with improvements and enhancements to the DABRA catheter,” said Will McGuire, Ra Medical Systems CEO. “We are executing well on our engineering, clinical and quality initiatives, and I am confident that we will deliver on our milestones.”

Third Quarter Financial Highlights

Net revenue for the third quarter of 2020 was $0.9 million, which consisted of product sales of $0.2 million and service and other revenue of $0.7 million. This compares with net revenue of $1.9 million for the third quarter of 2019, which consisted of product sales of $1.1 million and service and other revenue of $0.8 million.

Net revenue from the vascular segment for the third quarter of 2020 was $0.1 million, compared with $0.2 million for the third quarter of 2019. Net revenue from the dermatology segment was $0.8 million for the third quarter of 2020, compared with $1.7 million for the third quarter of 2019.

Total cost of revenue for the third quarter of 2020 was $1.4 million, compared with $2.4 million for the third quarter of 2019.

Selling, general and administrative expenses for the third quarter of 2020 were $4.9 million, which included $0.8 million in stock-based compensation, compared with $15.9 million for the third quarter of 2019, which included $6.6 million in stock-based compensation. Research and development expenses for the third quarter of 2020 were $2.3 million, compared with $1.2 million for the third quarter of 2019. Research and development expenses for the third quarters of 2020 and 2019 included $0.1 million and $0.3 million of stock-based compensation, respectively.

The net loss for the third quarter of 2020 was $7.8 million, or $0.13 per share, compared with a net loss for the third quarter of 2019 of $17.4 million, or $1.30 per share.

Adjusted EBITDA for the third quarter of 2020 was negative $6.2 million, compared with negative $9.9 million for the third quarter of 2019. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes and stock-based compensation. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash and cash equivalents of $33.6 million as of September 30, 2020.

Nine Month Financial Highlights

Net revenue for the first nine months of 2020 was $3.2 million, which consisted of product sales of $0.9 million and service and other revenue of $2.3 million. This compares with net revenue of $5.8 million for the first nine months of 2019, which consisted of product sales of $3.3 million and service and other revenue of $2.5 million.

Net revenue from the vascular segment was $0.3 million for the first nine months of 2020, compared with $1.1 million for the first nine months of 2019. Net revenue from the dermatology segment was $2.9 million for the first nine months of 2020, compared with $4.7 million for the first nine months of 2019.

Total cost of revenue for the first nine months of 2020 was $4.2 million, compared with $7.1 million for the first nine months of 2019.

Selling, general and administrative expenses for the first nine months of 2020 were $19.1 million, which included $2.5 million in stock-based compensation, compared with $42.9 million for the first nine months of 2019, which included $19.3 million in stock-based compensation. Research and development expenses for the first nine months of 2020 were $5.6 million, which included $0.3 million in stock-based compensation, compared with $3.7 million for the first nine months of 2019, which included $1.4 million in stock-based compensation.

The net loss for the first nine months of 2020 was $25.6 million, or $0.79 per share, compared with a net loss for the first nine months of 2019 of $47.2 million, or $3.63 per share.

Adjusted EBITDA for the first nine months of 2020 was negative $20.8 million, compared with negative $24.4 million for the first nine months of 2019.

Conference Call and Webcast

Ra Medical will hold a conference call and audio webcast to discuss this announcement and answer questions at 4:30 p.m. Eastern time today. The conference call dial-in numbers are 866-777-2509 for domestic callers and 412-317-5413 for international callers, and the passcode is 10149446. A live webcast of the call will be available on the Investor Relations section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers. Please use the passcode 10149446. A webcast replay will be available on the Investor Relations section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and nine month periods ended September 30, 2020 and September 30, 2019. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense and income tax expense. Ra Medical defines Adjusted EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense, income tax expense and stock-based compensation.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA excimer laser system received FDA 510(k) clearance in the U.S. for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. The Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, Calif. The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in controlled environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s business strategy. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-496-9008

jkraws@ramed.com

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$33,646	$14,584
Short-term investments	—	15,993
Accounts receivable, net	475	786
Inventories	2,592	2,777
Prepaid expenses and other current assets	466	1,860
Total current assets	37,179	36,000
Property and equipment, net	3,581	5,050
Operating lease right-of-use-assets	2,574	2,835
Other non-current assets	120	196
TOTAL ASSETS	$43,454	$44,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$899	$1,532
Accrued expenses	4,591	2,642
Current portion of deferred revenue	1,729	2,029
Current portion of equipment financing	306	293
Current portion of promissory note	168	—
Current portion of operating lease liabilities	346	318
Total current liabilities	8,039	6,814
Deferred revenue	656	1,232
Equipment financing	34	265
Promissory note	1,832	—
Operating lease liabilities	2,355	2,620
Total liabilities	12,916	10,931
Total stockholders’ equity	30,538	33,150
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,454	$44,081

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue
Product sales	$183	$1,078	$923	$3,256
Service and other	731	830	2,265	2,553
Total net revenue	914	1,908	3,188	5,809
Cost of revenue
Product sales	670	1,518	2,258	4,848
Service and other	748	907	1,911	2,252
Total cost of revenue	1,418	2,425	4,169	7,100
Gross loss	(504)	(517)	(981)	(1,291)
Operating expenses
Selling, general and administrative	4,933	15,889	19,114	42,907
Research and development	2,332	1,182	5,580	3,692
Total operating expenses	7,265	17,071	24,694	46,599
Operating loss	(7,769)	(17,588)	(25,675)	(47,890)
Other income (expense), net	(10)	173	74	684
Loss before income tax expense	(7,779)	(17,415)	(25,601)	(47,206)
Income tax expense	—	3	—	8
Net loss	$(7,779)	$(17,418)	$(25,601)	$(47,214)
Basic and diluted net loss per share	$(0.13)	$(1.30)	$(0.79)	$(3.63)
Basic and diluted weighted average common shares outstanding	59,638	13,370	32,443	13,023

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Statements of Operations Data:
Net loss	$(7,779)	$(17,418)	$(25,601)	$(47,214)
Depreciation and amortization	631	460	1,845	1,291
Interest income	(4)	(245)	(128)	(870)
Interest expense	14	72	54	186
Income tax expense	—	3	—	8
EBITDA	(7,138)	(17,128)	(23,830)	(46,599)
Stock-based compensation	964	7,277	3,044	22,154
Adjusted EBITDA	$(6,174)	$(9,851)	$(20,786)	$(24,445)

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